FOR IMMEDIATE RELEASE:

Synutra Announces Preliminary Fourth Quarter and Full Year 2014 Financial Results

--Provides Preliminary FY15 Growth Forecast—

Qingdao, China and Rockville, Md. – May 12, 2014 – Synutra International, Inc. (NASDAQ: SYUT), (“Synutra” or the “Company”), which owns subsidiaries in China that produce, distribute and sell nutritional products for infants, children and adults, today announced unaudited preliminary fourth quarter and full year 2014 results.

For the fourth quarter ended March 31, 2014, the Company anticipates revenue of approximately $99.5 million, including $89.1 million from the formula segment, and net income in the range of $10-11 million.  This equates to full year 2014 revenue and net income of approximately $371 million and $30-$32 million, respectively.

Mr. Liang Zhang, Chairman and CEO of Synutra said, “Our business momentum continued to improve in our fiscal fourth quarter with sequential increases in both formula segment revenue and net profit.  Our success in the fourth quarter was due to increased shipment volumes driven by the spring holiday season as well as our increased marketing efforts. Our fourth quarter profit improved over the previous quarter as we drove greater efficiency in our sales & promotion structure.  We expect continued strong top line growth and greater operating leverage in fiscal 2015, with full year revenue growth expected to be at least 20% over fiscal 2014 results, or between $450 to $500 million, and net profit growth expected to be at least 60%, or between $50 to 60 million.”

Synutra plans to report its fourth quarter and full year 2014 results and provide greater visibility to its FY15 growth expectations in mid-June.  The estimates presented in this press release are preliminary, unaudited and subject to further adjustments.

About Synutra International, Inc.
Synutra International, Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products through its operating subsidiaries under the "Shengyuan" or "Synutra" name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering all provinces and provincial-level municipalities in mainland China. As of December 31, 2013, this network comprised over 670 independent distributors and over 620 independent sub-distributors who sell Synutra products in approximately 28,000 retail outlets.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra International, Inc. and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "is/are likely to," "may," "plan," "should," "will," "aim," "potential," "continue," or other similar expressions. The forward-looking statements included in this press release relate to, among others, Synutra's goals and strategies; its future business development, financial condition and results of operations, particularly the progress on the new drying facility project in France; the expected growth of the nutritional products and infant formula markets in China; market acceptance of Synutra’s products; the safety and quality of Synutra’s products; Synutra's expectations regarding demand for its products; Synutra's ability to stay abreast of market trends and technological advances; competition in the infant formula industry in China; PRC governmental policies and regulations relating to the nutritional products and infant formula industries, and general economic and business conditions in China. These forward-looking statements involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra's actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in Synutra's filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release. Synutra International, Inc. undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:
Synutra International, Inc.
Investor Relations Department
ir@synutra.com or 646-328-2552